UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2019 (February 27, 2019)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2019, Rockwell Automation, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $425 million in aggregate principal amount of its 3.500% Notes due March 1, 2029 (the “2029 Notes”) and $575 million in aggregate principal amount of its 4.200% Notes due March 1, 2049 (the “2049 Notes” and, together with the 2029 Notes, the “Notes”) in an underwritten public offering (the “Offering”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions customary in agreements of this type. The issuance and sale of the Notes closed on March 1, 2019. The net proceeds to the Company from the sale of the Notes, after deducting underwriter discounts and expenses, were approximately $987.8 million.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company, for which they received or will receive customary fees and expenses. Certain affiliates of the underwriters are lenders under the Company’s credit facilities.

The Notes were offered and sold by the Company pursuant to its automatic shelf Registration Statement on Form S-3 (Registration Statement No. 333-228817) (the “Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on December 14, 2018, as supplemented by the final prospectus supplement filed with the SEC on February 28, 2019.

The Notes were issued on March 1, 2019 pursuant to the Indenture, dated as of December 1, 1996 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to Mellon Bank, N.A.), as trustee. The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity. The Indenture also provides for customary events of default.

The 2029 Notes will mature on March 1, 2029 and bear interest at a fixed rate of 3.500% per annum. The 2049 Notes will mature on March 1, 2049 and bear interest at a fixed rate of 4.200% per annum. The Company will pay interest on the Notes from March 1, 2019 semi-annually, in arrears, on March 1 and September 1 of each year, beginning September 1, 2019. The Notes are unsecured and rank on a parity with all of the Company’s other existing and future unsecured indebtedness.

At its option, the Company may redeem the 2029 Notes at any time prior to December 1, 2028 (three months prior to the maturity date for the 2029 Notes), and the 2049 Notes at any time prior to September 1, 2048 (six months prior to the maturity date for the 2049 Notes), in each case, in whole or in part, at a redemption price equal to the greater of (i) the principal

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amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of the Notes to be redeemed if such Notes matured on December 1, 2028 (three months prior to the maturity date for the 2029 Notes), in the case of the 2029 Notes, and September 1, 2048 (six months prior to the maturity date for the 2049 Notes), in the case of the 2049 Notes, in each case excluding interest accrued as of the redemption date, discounted to the redemption date on a semiannual basis at the applicable Treasury Rate (as defined in the Notes) plus 15 basis points in the case of the 2029 Notes and 20 basis points in the case of the 2049 Notes.

At its option, the Company may redeem the 2029 Notes at any time on or after December 1, 2028 (three months prior to the maturity date for the 2029 Notes), and the 2049 Notes at any time on or after September 1, 2048 (six months prior to the maturity date for the 2049 Notes), in each case, in whole or in part, at 100% of the aggregate principal amount of the Notes to be redeemed, plus any accrued and unpaid interest on the Notes being redeemed.

If a Change of Control Repurchase Event (as defined in the Notes) occurs, holders of the Notes will have the right to require the Company to repurchase their Notes at a price equal to 101% of the principal amount of the Notes repurchased, plus any accrued and unpaid interest.

The above descriptions of certain terms and conditions of the Underwriting Agreement, the 2029 Notes and the 2049 Notes are qualified by reference to the full texts of the Underwriting Agreement, form of 2029 Notes and form of 2049 Notes, copies of which are filed herewith as Exhibits 1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The above description of certain terms and conditions of the Indenture is qualified by reference to the full text of the Indenture, a copy of which was filed as Exhibit 4-a to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-43071), and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On February 27, 2019, we announced that we were offering, subject to market and other conditions, two series of our notes. On February 28, 2019, we announced the pricing of the notes in an aggregate principal amount of $1 billion, in an underwritten, registered public offering. Copies of these press releases are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

In connection with the offer and sale of the Notes pursuant to the Registration Statement, the Company is filing an opinion and consent of counsel with respect to the Notes as Exhibits 5 and 23 for incorporation by reference into the Registration Statement.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1	Underwriting Agreement, dated February 27, 2019, between the Company and Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule l thereto.

4.1	Form of certificate for the Company’s 3.500% Notes due March 1, 2029.

4.2	Form of certificate for the Company’s 4.200% Notes due March 1, 2049.

5	Opinion of Norton Rose Fulbright US LLP.

23	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5).

99.1	Press Release of the Company dated February 27, 2019.

99.2	Press Release of the Company dated February 28, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, General Counsel and
Secretary

Date: March 1, 2019

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